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                                                                   EXHIBIT 10.28


                             SPLIT DOLLAR AGREEMENT

                                 FIRST AMENDMENT


      WHEREAS, THE MEN'S WEARHOUSE, INC., a Texas corporation (hereinafter referred to as the "Corporation"), DAVID H. EDWAB (hereinafter referred to as the "Employee"), and GEORGE ZIMMER, Trustee of the David H. Edwab 1995 Irrevocable Trust (hereinafter referred to as the "Owner") entered into a Split Dollar Agreement (hereinafter referred to as the "Agreement") on May 25, 1995; and

         WHEREAS, the Owner had purchased two insurance policies on the life of the Employee issued by Pacific Mutual Insurance Company, Policy No. 1A22371330, dated April 4, 1991, in the face amount of Five Hundred Thousand Dollars and Policy No. 1A22827080, dated April 4, 1991, in the face amount of Five Hundred Thousand Dollars (hereinafter referred to as "Pacific Mutual Policies"); and

         WHEREAS, both policies were subject to the Agreement; and

         WHEREAS, paragraph 11 of the Agreement states that the Agreement may be amended by a written instrument signed by the parties thereto; and

         WHEREAS, the parties to the Agreement wish to approve the exchange of the two Pacific Mutual Policies for a single John Hancock Life Insurance Company Policy No. 51881001 (hereinafter referred to as "John Hancock Policy"), dated November 8, 2000, in the face amount of One Million Dollars and to affirm the application of this Agreement to the new John Hancock Policy;

         NOW, THEREFORE, pursuant to the provisions of paragraph 11 of the Agreement, the parties to the Agreement hereby adopt the following amendments to the Agreement:

                  1. The Corporation and the Owner approve the exchange of the Pacific Mutual Policies for the John Hancock Policy.

                  2. The Owner, the Employee and the Corporation agree that the John Hancock Policy will be subject to the Agreement and that all references to the "Policies" in the Agreement are to the John Hancock Policy on and after November 8, 2000.

                  3. The Corporation, the Employee and the Owner agree that the premiums paid by the Corporation on the Pacific Mutual Policies as of the date of the exchange aggregated $88,504 and that such aggregate premiums plus any premiums paid on the John Hancock Policy by the Corporation shall be the "total amount of the premiums paid by the Corporation" pursuant to paragraph 6 of the Agreement concerning collection of death proceeds and paragraph 8 of the Agreement concerning disposition of Policies on termination of the Agreement during the lifetime of the Employee.

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                  4. In order to comply with the provisions of IRS Notice
         2002-08, the Corporation, the Employee and the Owner hereby completely amend and restate paragraph 3(a) of the Agreement to read as follows:

                           "3(a). The Owner will direct the Insurer to provide
                  the Corporation with copies of premium notices on the Policies. No later than thirty (30) days prior to the due date of each Policy's premium, the Corporation shall notify the Employee and the Owner of the exact amount due from the Employee hereunder, which shall be an amount equal to the annual cost of current life insurance protection on the life of the Employee (prorated if the premium is being paid monthly), measured by the lower of the Table 2001 rate, as set forth in Notice 2002-08 (or the corresponding applicable provision of any future regulations, revenue rulings, notices or other guidance from the IRS), or the current published premium rate of the Insurer for annually renewable term insurance for standard risks as specified in Revenue Ruling 66-110 (or the corresponding applicable provision of any future regulation, revenue ruling, notice or other guidance of the IRS). Either the Employee or the Owner, on behalf of the Employee, shall pay such required contribution to the Corporation prior to the premium due date. If neither the Employee nor the Owner makes such timely payment, the Corporation, in its sole discretion, may elect to make the Employee's portion of the premium payment, which payment shall be recovered by the Corporation as provided herein."

         IN WITNESS WHEREOF, the parties hereto have executed multiple originals of this First Amendment to the Agreement as of the 17th day of January, 2002.

                                         THE MEN'S WEARHOUSE, INC., Corporation


                                         By:
                                            -----------------------------------
                                         Name:
                                              ---------------------------------
                                         Title:
                                               --------------------------------


                                         --------------------------------------
                                         DAVID H. EDWAB, Employee


                                         --------------------------------------
                                         GEORGE ZIMMER, Trustee of the
                                         David H. Edwab 1995
                                         Irrevocable Trust, Owner